UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2024

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Volcon, Inc.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-40867	84-4882689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3121 Eagles Nest Street, Suite 120

Round Rock, TX 78665

(Address of principal executive offices and zip code)

(512) 400-4271

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VLCN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, Volcon, Inc. (the “Company”) was notified by the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) that the Company was not in compliance with certain continued listing requirements related to its bid price, shareholders’ equity and publicly held shares. The Company presented its plan of compliance to the Nasdaq’s Hearings Panel (“Panel”) on March 26, 2024. On April 2, 2024, the Company received notification from the Panel that it granted an extension until June 24, 2024, to demonstrate compliance with the continued listing requirements.

On July 17, 2024, the Company received a letter from the Nasdaq Office of General Counsel confirming the decision of the Panel that the Company has demonstrated compliance with the requirements for continued listing on The Nasdaq Capital Market.

Under Nasdaq Listing Rule 5550(a)(2), Nasdaq listed companies are required to have a minimum bid price of at least $1 per share. Since June 7, 2024, the Company’s closing bid price has exceeded $1 per share.

Under Nasdaq Listing Rule 5550(a)(4), Nasdaq listed companies are required to have at least 500,000 publicly held shares. As of the date of this filing, the Company has 4,311,782 shares of common stock outstanding.

Under the equity standard for continued listing, Nasdaq Listing Rule 5550(b)(1) requires stockholders’ equity of at least $2.5 million. As of June 30, 2024, and taking into consideration the Company’s previously announced offering completed on July 12, 2024 and the application of the proceeds received, the Company’s shareholders’ equity was in excess of $15 million.

According to the letter, pursuant to Nasdaq Listing Rule 5815(d)(4)(A), the Company will be subject to a Discretionary Panel Monitor for a period of one year from the date of the letter. If, within that one-year monitoring period, the Company fails to maintain compliance with any continued listing requirement, the Listing Qualifications staff (“Staff”) will issue a Delist Determination Letter and the Company will have an opportunity to schedule a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable. Notwithstanding Nasdaq Listing Rule 5810(c)(2), the Company will not be permitted to provide the Staff with a plan of compliance with respect to any deficiency that arises during the monitor period, and the Staff will not be permitted to grant additional time for the Company to regain compliance with respect to any such deficiency.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcon, Inc.
(Registrant)

Date: July 18, 2024	/s/ Greg Endo
Greg Endo Chief Financial Officer

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